EX-4.aaa

                                       JACKSON NATIONAL LIFE
                                           INSURANCE COMPANY  [Graphic Omitted]
[2900 Westchester Avenue                         OF NEW YORK
Purchase, New York 10577]                    A STOCK COMPANY

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                    5% GUARANTEED MINIMUM WITHDRAWAL BENEFIT
                         WITH ANNUAL STEP-UP ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE ON THE ISSUE DATE OF THE CONTRACT, UNLESS ANOTHER EFFECTIVE DATE FOR THIS ENDORSEMENT IS SHOWN BELOW. TO THE EXTENT ANY PROVISIONS CONTAINED IN THIS ENDORSEMENT ARE CONTRARY TO OR INCONSISTENT WITH THOSE OF THE CONTRACT TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL.

PLEASE NOTE: THIS ENDORSEMENT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED UNLESS AGREED TO BY THE COMPANY.

THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB) CAN ONLY BE TAKEN AS A WITHDRAWAL BENEFIT AND DOES NOT INCREASE THE CONTRACT VALUE. THIS IS AN OPTIONAL BENEFIT AND THERE IS AN ADDITIONAL COST TO THE CONTRACT VALUE FOR THE BENEFIT PROVIDED.

A PARTIAL WITHDRAWAL IN EXCESS OF THE GREATER OF THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA), OR THE MINIMUM REQUIRED DISTRIBUTION (MRD) FOR CERTAIN QUALIFIED CONTRACTS MAY HAVE AN ADVERSE EFFECT ON THE GUARANTEED WITHDRAWAL BALANCE (GWB). IF THE CONTRACT VALUE HAS DECREASED BECAUSE OF POOR MARKET PERFORMANCE, THE NEW GWB COULD BE CONSIDERABLY REDUCED SINCE IT IS BASED ON THE CONTRACT VALUE AFTER THE WITHDRAWAL.

FOR INFORMATION ON HOW THIS GMWB IS CALCULATED, PLEASE SEE THE ILLUSTRATION ON PAGE 7.

WITHDRAWALS UNDER THE GMWB ARE NOT CUMULATIVE. GUARANTEED WITHDRAWALS AVAILABLE BUT NOT TAKEN DURING ANY GIVEN CONTRACT YEAR CANNOT BE TAKEN AS A GUARANTEED WITHDRAWAL IN A SUBSEQUENT CONTRACT YEAR.

UPON FULL SURRENDER OF THE CONTRACT, THE GMWB IS TERMINATED WITHOUT VALUE. SURRENDER OF YOUR CONTRACT DUE TO REDUCED OR ZERO CONTRACT VALUE MAY NOT BE APPROPRIATE IF THE GWB IS POSITIVE.

CERTAIN DEFINITIONS AS FOUND IN THE CONTRACT WHICH ARE RELATIVE TO THIS ENDORSEMENT HAVE BEEN LISTED BELOW FOR INFORMATIONAL PURPOSES.

CONTRACT VALUE. The Contract Value equals the sum of the Separate Account Contract Value and the Fixed Account Contract Value.

7494ANY

INCOME DATE. The date on which annuity payments are scheduled to begin.

WITHDRAWAL VALUE. The Contract Value, less any tax payable, minus any applicable Withdrawal Charges, Annual Contract Maintenance Charges, and charges due under any optional endorsement to the Contract, adjusted for any applicable Interest Rate Adjustment.

THE CONTRACT IS AMENDED AS FOLLOWS:

(1)  The following language is added to the CONTRACT DATA PAGE of the Contract:

"GUARANTEED MINIMUM WITHDRAWAL                 On a monthly basis, the charge equals [0.0550% - 0.2000%] of
BENEFIT (GMWB) CHARGE:                         the Guaranteed Withdrawal Balance (GWB) and is deducted from the Separate  Account  Contract Value (i) at the end of each
                                               Contract Month;  and (ii) upon termination of the GMWB. Upon an Owner initiated  step-up,  the Company reserves the right to  increase  the GMWB  Charge,  subject  to a maximum  GMWB
                                               Charge, on a monthly basis, of [0.1225% - 0.2000%].

                                               On any future Contract  Anniversary,  the Company may reduce the GMWB Charge if no withdrawals have been taken.

                                               The GMWB Charge will be discontinued upon the earlier of the termination  of  this  benefit  or the  date  on  which  the
                                               Contract Value equals zero."


(2)  The following language is added to the DEFINITIONS section of the Contract:

"CONTRACT MONTH. The period of time between consecutive monthly anniversaries of the Issue Date.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount the Owner is allowed to withdraw each Contract Year, subject to the exception stated in this endorsement, for the guarantee to remain fully effective.

GUARANTEED WITHDRAWAL BALANCE (GWB). The guaranteed amount available for future periodic partial withdrawals.

MINIMUM REQUIRED DISTRIBUTION (MRD). For certain qualified contracts, the Minimum Required Distribution is the amount defined by the Internal Revenue Code as the minimum distribution requirement that applies to this Contract only.

RECAPTURE CHARGE. The charge assessed against certain withdrawals from the Contract Value whenever a withdrawal of the Premium allocated to the Contract Value that has received a Contract Enhancement is made, or upon the exercise of the Right to Examine if any Premium allocated to the Contract Value has received a Contract Enhancement."

7494ANY                                2

(3)  The  following  language  is  added  to the  WITHDRAWAL  PROVISIONS  of the
     Contract:

"GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows the Owner to make periodic partial withdrawals, prior to the Income Date that, in total, equal the Guaranteed Withdrawal Balance (GWB) at election or most recent step-up regardless of the performance of the Investment Divisions or level of the Contract Value. The guarantee is fully effective if periodic partial withdrawals taken within any one Contract Year do not exceed the greater of Guaranteed Annual Withdrawal Amount (GAWA) or the Minimum Required Distribution (MRD). The GWB will automatically "step up" to the current Contract Value (if greater than the GWB) on each of the first 12 Contract Anniversaries following the effective date of the endorsement. Thereafter, the Owner may "step-up" the GWB to the current Contract Value at any time after one year from the prior step-up, subject to the Guaranteed Withdrawal Balance Step-Up provisions. Withdrawals under the GMWB are non-cumulative; therefore, guaranteed withdrawals available but not taken during any given Contract Year cannot be taken as a guaranteed withdrawal in a subsequent Contract Year.

The withdrawals made under this endorsement are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract or other endorsements attached to the Contract.

For purposes of this endorsement, partial withdrawals are considered to be the entire amount withdrawn from the Contract, including any applicable charges and adjustments for such withdrawals. The total amount received under the guarantee may be less than the GWB at election or step-up due to the application of these charges and adjustments.

A partial withdrawal in excess of the Withdrawal Value will be permitted as long as the total partial withdrawal for the Contract Year does not exceed the greater of the GAWA or the MRD. A partial withdrawal in excess of the Contract Value will be permitted as long as the total partial withdrawal for the Contract Year does not exceed the greater of the GAWA or the MRD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply.

ASSESSMENT OF GMWB CHARGE. The GMWB Charge is as specified above. This charge will be deducted at the end of each Contract Month on a pro rata basis from the Investment Divisions of the Separate Account. GMWB Charges in excess of the Separate Account Contract Value will be waived. GMWB Charges result in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. Upon termination of the GMWB, a pro rata GMWB Charge will be assessed against Your Separate Account Contract Value for the period since the last monthly GMWB Charge.

GUARANTEED WITHDRAWAL BALANCE.

On the effective date of this endorsement, the GWB is determined as follows and is subject to a maximum of $5,000,000.00:

1. If elected as of the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable premium taxes.

2. If elected after the Issue Date of the Contract, the GWB equals the Contract Value on the effective date of this endorsement, less any applicable Recapture Charges.

7494ANY                                3

With each subsequent Premium received after this endorsement is effective, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the maximum shown above.

With each partial withdrawal, the GWB is reduced. If You choose to withdraw an amount during any Contract Year that exceeds the greater of the GAWA or the MRD, the guarantee provided by this endorsement may be reduced to an amount less than the GWB at election or step-up.

Partial withdrawals will affect the GWB as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the MRD, the GWB is equal to the greater of:
     a.   the GWB prior to the partial  withdrawal less the partial  withdrawal;
          or
     b.   zero.

2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the MRD, the GWB is equal to the lesser of:
     a. the Contract Value after the partial withdrawal less any applicable Recapture Charges; or
     b. the greater of the GWB prior to the partial withdrawal less the partial withdrawal, or zero.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT.

On the effective date of this endorsement, the Guaranteed Annual Withdrawal Amount is equal to 5% of the GWB.

With each subsequent Premium received after the effective date of this endorsement, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus 5% of the subsequent Premium payment (net of any applicable premium taxes) or 5% of the increase on the GWB, if less.

Partial withdrawals will affect the GAWA as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the MRD, the GAWA is the lesser of:
     a.   the GAWA prior to the partial withdrawal; or
     b.   the GWB after the partial withdrawal.

2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the MRD, the GAWA is the lesser of:
     a.   the GAWA prior to the partial withdrawal; or
     b.   the GWB after the partial withdrawal; or
     c. 5% of the Contract Value after the partial withdrawal less any applicable Recapture Charges.

CONTRACT VALUE REDUCES TO ZERO. If the Contract Value is reduced to zero, all other rights under the Contract cease (except the right to change the Beneficiary), no subsequent Premium payments will be accepted, and all other endorsements are terminated without value.

7494ANY                                4

The Owner will receive annual payments of the GAWA until the GWB, if any, is depleted. The last payment will not exceed the remaining GWB at the time of payment.

Subject to the Company's approval, the Owner may elect to receive payments more frequently than annually. However, the sum of the payments made during the year may not exceed the annual payment amount described above.

With each payment the GWB is reduced by the amount of the payment until the GWB is depleted.

Upon the death of the Owner or the death of any Joint Owner, the Beneficiary will receive the scheduled payments until the remaining GWB, if any, is depleted. No other death benefit will apply.

GUARANTEED WITHDRAWAL BALANCE STEP-UP.

On each of the first 12 Contract Anniversaries following the effective date of the endorsement, the GWB will automatically step-up.

On or after the 13th Contract Anniversary following the effective date of the endorsement, the Owner may elect to step-up the GWB. Step-ups may be elected anytime after one year from the prior step-up. Upon election of step-up, the Company reserves the right to prospectively increase the GMWB Charge, subject to the maximum GMWB Charge indicated in this endorsement.

At the time of step-up:

1.   The GWB equals the greater of:
     a.   the Contract Value, subject to a maximum of $5,000,000.00, or
     b.   the GWB prior to step-up.

2.   The GAWA is the greater of:
     a.   5% of the new GWB, or
     b.   the GAWA prior to step-up."

(4)  The  following  language is added to the DEATH  BENEFIT  PROVISIONS  of the
     Contract:

"Upon the death of the Owner or the death of any Joint Owner while the Contract is still in force and before the Income Date, the GMWB terminates without value.

Upon continuation of the Contract by a spousal Beneficiary, the GMWB will remain in force and may not be subsequently terminated independently from the Contract to which it is attached. No adjustments will be made to the GWB or the GAWA at the time of such continuation. Step-ups will continue automatically or as permitted in accordance with the rules described under Guaranteed Withdrawal Balance Step-Up provision. Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and continuance of automatic step-ups will continue to be based on the original effective date of the endorsement."

(5)  The following language is added to the INCOME PROVISIONS of the Contract:

"In addition to the Income Options available under the Contract, the following Income Option may be elected by the Owner under this endorsement:

7494ANY                                5

FIXED PAYOUT INCOME OPTION. The Owner is entitled to receive payments in a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GWB by the GAWA. The total annual amount payable under this option will equal the GAWA, but will not exceed the current GWB. This amount will be paid over the determined number of years in the frequency (not less than annually) that the Owner elects. If, at the death of the Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. This option may not be available on certain Qualified Plans."

TERMINATION OF THE GMWB. The GMWB will terminate and all benefits under this endorsement will cease on the earlier of:

1.   the date the Owner elects to receive income payments under the Contract;

2.   the date of a full surrender;

3. the first date upon which both the Contract Value and the GWB are equal to zero; and

4. the date upon which the Contract terminates because the Owner or any Joint Owner dies, unless continued by the spouse.

Endorsement  effective  date (if  different  from Issue  Date of the  Contract):
____________________

                                        SIGNED FOR THE JACKSON NATIONAL LIFE
                                        INSURANCE COMPANY OF NEW YORK

                                        /s/ Clark P. Manning

                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

7494ANY                                6

  ILLUSTRATION OF THE CALCULATION OF THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT

THESE EXAMPLES ARE PROVIDED TO ASSIST YOU IN UNDERSTANDING HOW THE GWB AND GAWA VALUES ARE COMPUTED FOR THIS ENDORSEMENT. THE EXAMPLES ONLY DEPICT LIMITED CIRCUMSTANCES AND SPECIFIC FACTUAL ASSUMPTIONS. THE RESULTS MAY VARY DEPENDING UPON THE TIMING OR SEQUENCE OF ACTIONS AS WELL AS CHANGES IN MARKET CONDITIONS.

THE FOLLOWING EXAMPLES ASSUME YOU ELECT THE GMWB WHEN YOU PURCHASE YOUR CONTRACT AND YOUR INITIAL PREMIUM PAYMENT IS $100,000. NO OTHER OPTIONAL BENEFITS ARE ELECTED. UNDER THESE CIRCUMSTANCES, YOUR INITIAL GWB IS $100,000 AND YOUR INITIAL GAWA IS $5,000.


EXAMPLE 1: WITHDRAWAL EQUAL TO THE GAWA WHEN THE CONTRACT VALUE HAS DECREASED DUE TO NEGATIVE MARKET PERFORMANCE.

If you withdraw the GAWA ($5,000) and your Contract Value is $80,000 at the time of withdrawal, then

     o YOUR GWB BECOMES $95,000, which is your prior GWB ($100,000) minus the GAWA ($5,000).

     o Your GAWA for the next year remains $5,000, because you did not take more than the GAWA ($5,000).


EXAMPLE 2: WITHDRAWAL EXCEEDS THE GREATER OF THE GAWA OR THE MRD WHEN THE CONTRACT VALUE HAS DECREASED DUE TO NEGATIVE MARKET PERFORMANCE.

If you withdraw $10,000 (and this amount is greater than your MRD) and your Contract Value is $80,000 at the time of withdrawal, then

     o We recalculate your GWB by comparing the results of two calculations and choosing the lesser amount:

          o First, we deduct the amount of the withdrawal ($10,000) from your Contract Value ($80,000). This equals $70,000 and is your new Contract Value.

          o Second, we deduct the amount of the withdrawal ($10,000) from your GWB ($100,000). This is $90,000.

          o YOUR NEW GWB BECOMES $70,000, since this is the lesser of the two amounts.

     o Since the Contract Value prior to the partial withdrawal ($80,000) is less than or equal to the GWB prior to the partial withdrawal ($100,000), the GAWA is reduced. The new GAWA is 5% of the new GWB, which is $3,500.

As you can see from the examples above, taking a withdrawal that exceeds the greater of the GAWA or the MRD when your Contract Value has decreased due to negative market performance reduces the Guaranteed Minimum Withdrawal Benefit. In the case illustrated in Example 2, the GWB was reduced by an additional $20,000. This is equal to the difference between the GWB and the Contract Value prior to processing the withdrawal ($100,000- $80,000 = $20,000).

7494ANY                                7